EXHIBIT 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Shareholders, Board of Directors and Board of Trustees

ING Investors Trust and ING Partners, Inc.

We consent to the use of our report dated February 27, 2007, incorporated herein by reference, on the financial statements of ING UBS U.S. Allocation Portfolio, a series of ING Investors Trust, and our report dated February 28, 2007, incorporated herein by reference, on the financial statements of ING Van Kampen Equity and Income Portfolio, a series of ING Partners, Inc., and to the reference to our firm under the heading “Financial Highlights” in Appendix B in the proxy statement/prospectus.

/s/ KPMG LLP

Boston, Massachusetts

January 4, 2008